UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 19, 2005
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Robert S. Kerr Avenue,
Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Item 1.02	Termination of a Material Definitive Agreement

On September 13, 2005, the Board of Directors of Kerr-McGee Corporation terminated the Kerr-McGee Corporation Performance Share Plan, attached as Exhibit 10.19 to Kerr-McGee's Form 10-K for the year ended December 31, 2002. The Performance Share Plan was an equity compensation plan pursuant to which awards of stock options were made to Kerr-McGee employees from time to time. At the time of its termination 1,324,050 shares were issued under the plan and 602,960 shares remained available under the plan. Outstanding awards will continue to be governed by the terms of the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: September 19, 2005